Exhibit 10.2

COVER SHEET WITH SUBSCRIPTION INSTRUCTIONS

Enclosed herewith are the documents necessary to subscribe for _______ shares of Series A Amortizing Convertible Preferred Stock (the “Securities”) of Mitesco, Inc., a corporation incorporated under the laws of Nevada (the “Company”). The Securities are being offered to qualified investors pursuant to the information referenced in the Subscription Agreement below. Set forth herein are instructions for the execution of the enclosed documents.

A. Instructions.

Each person considering subscribing for Securities should review the following instructions:

●	Subscription Agreement: Two copies of the Subscription Agreement must be completed, executed and delivered to the Company at the address set forth below. If your subscription is accepted, the Company will execute both copies of the Subscription Agreement and return one copy to you for your records.

●	Payment: Payment of US$_______ for the Securities subscribed for shall be made by delivery by Closing (as defined in Section 3 of the Subscription Agreement) of cash to the Company at the address set forth below or an account specified by the Company.

●	Acceptance or Rejection of Subscription: The Company shall have the right to accept or reject any subscription, in whole or in part. An acknowledgment of the Company’s acceptance of your subscription for the Securities subscribed for will be returned to you promptly after acceptance.

B. Communications.

All documents and checks should be forwarded to:

Mitesco, Inc.

505 Beachland Blvd., Suite 1-377

Vero Beach, Florida 32963

Attn: Mack Leath, CEO

Subscription Agreement

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

Mitesco, Inc.

505 Beachland Blvd., Suite 1-377

Vero Beach, Florida 32963

Attn: Mack Leath, CEO

Ladies and Gentlemen:

The undersigned understands that Mitesco, Inc., a corporation organized under the laws of Nevada (the “Company”), is offering its shares of Series A Amortizing Convertible Preferred Stock, par value $0.01 per share (the “Securities”) in a private placement. The rights, preferences, and terms of the Securities are more described in the Certificate of Designation filed with the Secretary of State of the State of Nevada (the “Certificate of Designation”). The undersigned further understands that the offering is being made without registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), or any securities law of any state of the United States or of any other jurisdiction, and is being made only to “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act).

1. Subscription. Subject to the terms and conditions hereof and the Certificate of Designation, the undersigned hereby irrevocably subscribes for the Securities set forth in Appendix A hereto for the aggregate purchase price set forth in Appendix A, which is payable as described in Section 4 hereof. The undersigned acknowledges that the Securities will be subject to restrictions on transfer as set forth in this subscription agreement (the “Subscription Agreement”).

2. Acceptance of Subscription and Issuance of Securities. It is understood and agreed that the Company shall have the sole right, at its complete discretion, to accept or reject this subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to the undersigned at the Closing referred to in Section 3 hereof. Subscriptions need not be accepted in the order received, and the Securities may be allocated among subscribers. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall have no obligation to issue any of the Securities to any person who is a resident of a jurisdiction in which the issuance of Securities to such person would constitute a violation of the securities, “blue sky” or other similar laws of such jurisdiction (collectively referred to as the “State Securities Laws”).

3. The Closing. The closing of the purchase and sale of the Securities (the “Closing”) shall take place at the offices of Mitesco, Inc., upon funding, or at such other time and place as the Company may designate by notice to the undersigned.

4. Payment for Securities. Payment for the Securities shall be received by the Company from the undersigned by wire transfer of immediately available funds or other means approved by the Company at or prior to the Closing, in the amount as set forth in Appendix A hereto. The Company shall deliver certificates representing the Securities to the undersigned at the Closing bearing an appropriate legend referring to the fact that the Securities were sold in reliance upon an exemption from registration under the Securities Act.

5. Representations and Warranties of the Company. As of the Closing, the Company represents and warrants that:

(a) The Company has been duly incorporated and is validly existing under the laws of Nevada, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted.

(b) The Securities have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Subscription Agreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof set forth in the Certificate of Designation.

6. Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants to and covenants with the Company that:

(a) General.

(i) The undersigned has all requisite authority (and in the case of an individual, the capacity) to purchase the Securities, enter into this Subscription Agreement and to perform all the obligations required to be performed by the undersigned hereunder, and such purchase will not contravene any law, rule, or regulation binding on the undersigned or any investment guideline or restriction applicable to the undersigned.

(ii) The undersigned is a resident of the state set forth on the signature page hereto and is not acquiring the Securities as a nominee or agent or otherwise for any other person.

(iii) The undersigned will comply with all applicable laws and regulations in effect in any jurisdiction in which the undersigned purchases or sells Securities and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the undersigned is subject or in which the undersigned makes such purchases or sales, and the Company shall have no responsibility therefor.

(b) Information Concerning the Company.

(i) The undersigned has received a copy of the Certificate of Designation Appendix B. The undersigned has not been furnished any offering literature other than each of the above, and the undersigned has relied only on the information contained therein.

(ii) The undersigned understands and accepts that the purchase of the Securities involves various risks, including the risks outlined in Appendix D hereto of this Subscription Agreement. The undersigned represents that it is able to bear any loss associated with an investment in the Securities.

(iii) The undersigned has had the opportunity to review the Company’s filings with the United States Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, among others, on EDGAR database (available publicly on www.sec.gov), has had the opportunity to ask questions to the Company, and to independently investigate and evaluate the value of the Securities and the financial condition and affairs of the Company. Based upon the undersigned’s independent analysis, the undersigned has reached its own business decision to enter into this Agreement.

(iv) The undersigned confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment or tax advice or as a recommendation to purchase the Securities. It is understood that information and explanations related to the terms and conditions of the Securities provided herein or documents attached hereto or otherwise by the Company or any of its affiliates shall not be considered investment or tax advice or a recommendation to purchase the Securities, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to the undersigned in deciding to invest in the Securities. The undersigned acknowledges that neither the Company nor any of its affiliates has made any representation regarding the proper characterization of the Securities for purposes of determining the undersigned’s authority to invest in the Securities.

(v) The undersigned is familiar with the business and financial condition and operations of the Company. The undersigned has had access to such information concerning the Company and the Securities as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Securities.

(vi) The undersigned understands that, unless the undersigned notifies the Company in writing to the contrary at or before the Closing, each of the undersigned’s representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the undersigned.

(vii) The undersigned acknowledges that the Company has the right in its sole and absolute discretion to abandon this private placement at any time prior to the completion of the offering. This Subscription Agreement shall thereafter have no force or effect, and the Company shall return the previously paid subscription price of the Securities, without interest thereon, to the undersigned.

(viii) The undersigned understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

(c) Non-Reliance.

(i) The undersigned represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company, as investment advice or as a recommendation to purchase the Securities, it being understood that information and explanations related to the terms and conditions of the Securities and the other transaction documents that are described herein shall not be considered investment advice or a recommendation to purchase the Securities.

(ii) The undersigned confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities or (B) made any representation to the undersigned regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to purchase the Securities, the undersigned is not relying on the advice or recommendations of the Company and the undersigned has made its own independent decision that the investment in the Securities is suitable and appropriate for the undersigned.

(d) Status of Undersigned.

(i) The undersigned has such knowledge, skill and experience in business, financial and investment matters that the undersigned is capable of evaluating the merits and risks of an investment in the Securities. With the assistance of the undersigned’s own professional advisors, to the extent that the undersigned has \deemed appropriate, the undersigned has made its own legal, tax, accounting, and financial evaluation of the merits and risks of an investment in the Securities and the consequences of this Subscription Agreement. The undersigned has considered the suitability of the Securities as an investment in light of its own circumstances and financial condition and the undersigned is able to bear the risks associated with an investment in the Securities, and it is authorized to invest in the Securities.

(ii) The undersigned is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The undersigned agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities. The undersigned acknowledges that the undersigned has completed the Investor Questionnaire contained in Appendix C and that the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the date hereof. Any information that has been furnished or that will be furnished by the undersigned to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(e) Restrictions on Transfer or Sale of Securities.

(i) The undersigned is acquiring the Securities solely for the undersigned’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities. The undersigned understands that the Securities have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the undersigned and of the other representations made by the undersigned in this Subscription Agreement. The undersigned understands that the Company is relying upon the representations and agreements contained in this Subscription Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

(ii) The undersigned understands that the Securities are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the “Commission”) provide in substance that the undersigned may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, and the undersigned understands that the Company has no obligation or intention to register any of the Securities or the offering or sale thereof, or to take action so as to permit offers or sales pursuant to the Securities Act or an exemption from registration thereunder (including pursuant to Rule 144 thereunder). Accordingly, the undersigned understands that under the Commission’s rules, the undersigned may dispose of the Securities only in “private placements” which are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities,” subject to the same limitations that apply to the Securities in the hands of the undersigned. Consequently, the undersigned understands that the undersigned must bear the economic risks of the investment in the Securities for an indefinite period of time.

(iii) The undersigned agrees: (A) that the undersigned will not sell, assign, pledge, give, transfer, or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, unless the transaction is registered under the Securities Act and complies with the requirements of all applicable State Securities Laws, or the transaction is exempt from the registration provisions of the Securities Act and all applicable requirements of State Securities Laws; (B) that the certificates representing the Securities will bear a legend making reference to the foregoing restrictions; and (C) that the Company and its affiliates shall not be required to give effect to any purported transfer of such Securities, except upon compliance with the foregoing restrictions.

(iv) The undersigned acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

7. Conditions to Obligations of the Undersigned and the Company. The obligations of the undersigned to purchase and pay for the Securities specified in Appendix A and of the Company to sell those Securities, are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations and warranties of the Company contained in Section 5 hereof and of the undersigned contained in Section 6 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made on and as of the Closing.

8. Obligations Irrevocable. The obligations of the undersigned shall be irrevocable.

9. Legend. The certificates representing the Securities sold pursuant to this Subscription Agreement will be imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE LAWS.”

10. Waiver, Amendment. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

11. Assignability. Neither this Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the undersigned without the prior written consent of the other party, and any attempted assignment without such prior written consent shall be void.

12. Waiver of Jury Trial. THE UNDERSIGNED IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

13. Submission to Jurisdiction. With respect to any suit, action, or proceeding relating to any offers, purchases, or sales of the Securities by the undersigned (“Proceedings”), the undersigned irrevocably submits to the jurisdiction of the federal and state courts located in the County of Washoe, Nevada, which submission shall be exclusive, unless none of such courts has lawful jurisdiction over such Proceedings.

14. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

15. Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

16. Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

17. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Mitesco, Inc. 505 Beachland Blvd., Suite 1-377 Vero Beach, Florida 32963 Attn: Mack Leath, CEO
with a copy to:	Dickinson Wright PLLC E-mail: jmayersohn@dickinson-wright.com Attention: Joel Mayersohn
If to the Purchaser:	[PURCHASER ADDRESS] Facsimile: [FAX NUMBER] E-mail: [E-MAIL ADDRESS] Attention: [TITLE OF OFFICER TO RECEIVE NOTICES]
with a copy to:	[PURCHASER LAW FIRM] Facsimile: [FAX NUMBER] E-mail: [E-MAIL ADDRESS] Attention: [ATTORNEY NAME]

18. Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

19. Survival. All representations, warranties and covenants contained in this Subscription Agreement shall survive (i) the acceptance of the subscription by the Company and the Closing, (ii) changes in the transactions, documents and instruments described in the Offering Documents which are not material or which are to the benefit of the undersigned, and (iii) the death or disability of the undersigned.

20. Notification of Changes. The undersigned hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the closing of the purchase of the Securities pursuant to this Subscription Agreement which would cause any representation, warranty, or covenant of the undersigned contained in this Subscription Agreement to be false or incorrect.

21. Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this [DAY] OF [MONTH], [YEAR].

PURCHASER (if an individual):	PURCHASER (if an entity):

Name:	Legal Name of Entity

By
Name:
Title:

State/Country of Domicile or Formation: ______________________________________

Aggregate Subscription Amount: US$50,000

The offer to purchase Securities as set forth above is confirmed and accepted by the Company as to 2,000 shares of preferred stock.

[NAME OF COMPANY]

By
Name:
Title:

APPENDIX A

Consideration to be Delivered

Securities to Be Acquired	Aggregate Purchase Price to be Paid
2,000 shares of Series A Preferred Stock	US$50,000 ___________

A-1

APPENDIX B

CERTIFICATE OF DESIGNATION

CERTIFICATE OF DESIGNATIONS, PREFERENCES OF THE SERIES “A”AMORTIZING CONVERTIBLE PREFERRED STOCK OF MITESCO, INC.

I, Mack Leath, hereby certify that I am the CEO and President of Mitesco, Inc. (the “Company”) or (the “Corporation,”) a corporation organized and existing under the Nevada Revised Statutes (the “NRS”), and further do hereby certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Company (the “Board”) and by the Company’s Certificate of Incorporation, as amended (the “Certificate of

Incorporation”), the Board on August 30, 2024 adopted the following resolutions creating a series of 3,000,000 (three million) shares of Series A Preferred Stock designated as “Series A Amortizing Convertible Preferred Stock” (“Series A Preferred Stock”), none of which shares have been issued:

RESOLVED, that the Board designates the Series A Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Certificate of Incorporation as follows:

TERMS OF SERIES A AMORTIZING CONVERTIBLE PREFERRED STOCK

1.	Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as “Series A Amortizing Convertible Preferred Stock” (the “Series A Preferred Stock”). The authorized number of Series A Preferred Stock shall be three million (3,000,000) shares. Each Preferred Share shall have a par value of $0.01. Capitalized terms not defined herein shall have the meaning as set forth below. The shares of Series A Preferred Stock shall have a stated value of $25.00 per share (the “Stated Value”).

2.	Ranking. The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, (i) senior to all classes or series of the Corporation’s Common Stock, par value $0.01 per share (“Common Stock”), and to all other equity securities issued by the Corporation ; and (ii) effectively junior to all existing and future indebtedness (including indebtedness convertible into our Common Stock or preferred stock) of the Corporation and to any indebtedness and other liabilities of (as well as any preferred equity interest held by others in) existing subsidiaries of the Corporation.

3.	Conversion.

(a)	Optional Conversion. Each share of Series A Preferred Stock shall be convertible at the option of the Holder into that number of shares of Common Stock calculated by dividing the sum of the Stated Value of each share of Series A Preferred Stock being converted plus any accrued but unpaid dividends and any other amounts payable hereunder with respect thereto, by the Conversion Price. The initial “Conversion Price” shall be $4.00 which shall be subject to adjustment as provided herein.

(b)	Mandatory Conversion. If at any time from and after the date hereof, (i) the closing price of the Common Stock on the Trading Market equals or exceeds $6.00 (which amount shall be proportionately and appropriately adjusted for certain capital events, such as stock splits, as set forth herein) for 20 consecutive Trading Days (the “Mandatory Conversion Measuring Period”) and (ii) the daily dollar trading volume for the Corporation’s Common Stock on the Trading Market exceeds $2,000,000 per Trading Day for the Mandatory Conversion Measuring Period and (iii) the Equity Conditions are satisfied on each Trading Day of the Mandatory Conversion Measuring Period, then the Corporation shall have the right to require the Holder to mandatorily convert all or any portion of the Series A Preferred Stock, including any accrued but unpaid dividends and any other amounts payable hereunder with respect thereto, as designated in the Mandatory Conversion Notice on the Mandatory Conversion Date (each as defined below) into fully paid, validly issued and nonassessable shares of Common Stock at the Conversion Price as of the Mandatory Conversion Date (as defined below) (a “Mandatory Conversion”). The Corporation may exercise its right to require conversion under this Section by delivering within not more than fifteen (15) Trading Days following the end of such Mandatory Conversion Measuring Period a written notice thereof by electronic mail (or by overnight currier if the Corporation does not have valid electronic mail address of the Holder) to the Holder (the “Mandatory Conversion Notice” and the date that the Holder received such notice is referred to as the “Mandatory Conversion Notice Date”). The Mandatory Conversion Notice shall be irrevocable. The Mandatory Conversion Notice shall state (I) the Trading Day on which the Mandatory Conversion shall occur, which shall be the second (2nd) Trading Day following the Mandatory Conversion Notice Date (the “Mandatory Conversion Date”) and (II) the aggregate number of Series A Preferred Stock which the Corporation has elected to be subject to such Mandatory Conversion from the Holder (the “Mandatory Conversion Amount”) pursuant to this Section 3. If the Equity Conditions cease to be satisfied during Mandatory Conversion Measuring Period, then, at the option of the Holder, the Mandatory Conversion shall be deemed withdrawn and void ab initio. For clarity, the Holder shall be entitled to convert the Series A Preferred Stock at any time and from time during the Mandatory Conversion Measuring Period pursuant to Section 3.

(c)	Mechanics of Conversion. To convert shares of Series A Preferred Stock into shares of Common Stock on any date (a “Conversion Date”), a Holder shall deliver (whether via electronic mail or otherwise), for receipt on or prior to 5:00 p.m., New York, New York time, on such date, a copy of an executed notice of conversion of the share(s) of Series A Preferred Stock subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Corporation. If required, within two (2) Trading Days following a conversion of any such Series A Preferred Stock as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Corporation the original certificates, if any, representing the shares of Series A Preferred Stock (the “Series A Preferred Stock Certificates”) so converted as aforesaid (or an indemnification undertaking with respect to the shares of Series A Preferred Stock in the case of its loss, theft or destruction). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Corporation shall transmit by electronic mail (or by overnight currier if the Corporation does not have valid electronic mail address of the Holder) an acknowledgment of confirmation and representation as to whether such shares of Common Stock may then be resold pursuant to Rule 144 or an effective and available registration statement, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to such Holder and the Corporation’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following each date on which the Corporation has received a Conversion Notice (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Corporation shall (1) provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program (“FAST”), credit such aggregate number of shares of Common Stock to which such Holder shall be entitled pursuant to such conversion to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in FAST, upon the request of such Holder, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of Series A Preferred Stock represented by the Series A Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series A Preferred Stock being converted, then the Corporation shall, as soon as practicable and in no event later than two (2) Trading Days after receipt of the Series A Preferred Stock Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Series A Preferred Stock Certificate or a new book-entry representing the number of shares of Series A Preferred Stock not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of shares of Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. If the Corporation shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, if the Transfer Agent is not participating in FAST, to issue and deliver to such Holder (or its designee) a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Corporation’s share register or, if the Transfer Agent is participating in FAST, to credit such Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of any shares being converted hereunder (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to such Holder, (X) the Corporation shall pay in cash from funds legally available therefor to such Holder on each day after the Share Delivery Deadline that the issuance of such shares of Common Stock is not timely effected an amount equal to 1% of the product of (A) the sum of the number of shares of Common Stock not issued to such Holder on or prior to the Share Delivery Deadline and to which such Holder is entitled, multiplied by (B) the highest trading price of the Common Stock at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Deadline, and (Y) such Holder, upon written notice to the Corporation, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, all, or any portion, of such shares of Series A Preferred Stock that has not been converted pursuant to such Conversion Notice; provided that the voiding of an Conversion Notice shall not affect the Corporation’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3 or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline the Transfer Agent is not participating in FAST, the Corporation shall fail to issue and deliver to such Holder (or its designee) a certificate and register such shares of Common Stock on the Corporation’s share register or, if the Transfer Agent is participating in FAST, the Transfer Agent shall fail to credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder or pursuant to the Corporation’s obligation hereunder, and if on or after such Share Delivery Deadline such Holder acquires (in an open market transaction, stock loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such conversion that such Holder is entitled to receive from the Corporation and has not received from the Corporation in connection with such Conversion Failure, then, in addition to all other remedies available to such Holder, the Corporation shall, within two (2) Business Days after receipt of such Holder’s request and in such Holder’s discretion, either: (I) pay cash from funds legally available therefor to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commission, stock loan costs and other out-of-pocket expenses, if any) for the shares of Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of such Holder) (the “Buy-In Price”), at which point the Corporation’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit to the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) and pay cash from funds legally available therefor to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II). Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the conversion of the Series A Preferred Stock as required pursuant to the terms hereof.

(d)	Registration; Book-Entry. At the time of issuance of any shares of Series A Preferred Stock hereunder, the applicable Holder may, by written request (including by electronic-mail) to the Corporation, elect to receive such shares of Series A Preferred Stock in the form of one or more Series A Preferred Stock Certificates or in book-entry form. The Corporation (or the Transfer Agent, as registrar and transfer agent for the Series A Preferred Stock) shall maintain a register (the “Register”) for the recordation of the names and addresses of the Holders of each share of Series A Preferred Stock and the Stated Value of the Series A Preferred Stock and whether the shares of Series A Preferred Stock are held by such Holder in Series A Preferred Stock Certificates or in book-entry form. The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Corporation and each Holder of the Series A Preferred Stock shall treat each Person whose name is recorded in the Register as the owner of a share of Series A Preferred Stock for all purposes (including, without limitation, the right to receive payments and Dividends hereunder) notwithstanding notice to the contrary. The Series A Preferred Stock may be assigned, transferred or sold only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell one or more Series A Preferred Stock by such Holder thereof, the Corporation shall record the information contained therein in the Register and issue one or more new shares of Series A Preferred Stock in the same aggregate Stated Value as the Stated Value of the surrendered shares of Series A Preferred Stock to the designated assignee or transferee, provided that if the Corporation does not so record an assignment, transfer or sale (as the case may be) of such Series A Preferred Stock within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 6, following conversion of any Series A Preferred Stock in accordance with the terms hereof, the applicable Holder shall not be required to physically surrender such shares of Series A Preferred Stock held in the form of a Series A Preferred Stock Certificate to the Corporation unless (A) the full or remaining number of shares of Series A Preferred Stock represented by the applicable Series A Preferred Stock Certificate are being converted (in which event such certificate(s) shall be delivered to the Corporation as contemplated by this Section 6(e)) or (B) such Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of the shares of Series A Preferred Stock upon physical surrender of the applicable Series A Preferred Stock Certificate. Each Holder and the Corporation shall maintain records showing the Stated Value, dividends and other amounts converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to such Holder and the Corporation, so as not to require physical surrender of a Series A Preferred Stock Certificate upon conversion. If the Corporation does not update the Register to record such Stated Value, dividends and other amounts converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence. In the event of any dispute or discrepancy, such records of such Holder establishing the number of shares of Series A Preferred Stock to which the Holder is entitled shall be controlling and determinative in the absence of manifest error evidenced in writing. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any shares of Series A Preferred Stock, the number of shares of Series A Preferred Stock represented by such certificate may be less than the number of shares of Series A Preferred Stock stated on the face thereof. Each Series A Preferred Stock Certificate shall bear the following legend:

ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATION RELATING TO THE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE. THE NUMBER OF SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO THE CERTIFICATE OF DESIGNATION RELATING TO THE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

4.	Dividends.

(a)	Holders of shares of the Series A Preferred Stock Preferred Stock shall not have any rights to receive any dividends unless otherwise declared by a vote of the majority of the Board of Directors of the Company. As such any dividends are at the option of the Company and are not subject to prior approval of either the shareholders, or the holders of the Series A Preferred shares.

5.	Redemption.

(a)	Mandatory Redemption. On January 1, 2025, (the “Initial Redemption Date”) the Company shall begin the redemption of the Series A Preferred Stock as set forth herein (the “Mandatory Redemption”). The Corporation shall redeem 1/36th of the Series A Preferred Stock (the “Mandatory Redemption Amount”) during each month beginning on the Initial Redemption Date. If the Mandatory Redemption Amount is to be paid in cash, the price for such redemption shall be 105% multiplied by the sum of an amount equal to the total number of Series A Preferred Stock held by the Holder multiplied by the then current Stated Value as adjusted pursuant to the terms hereof (including, but not limited to, the addition of any accrued unpaid dividends, if applicable). If the Mandatory Redemption Amount is paid in Common Stock, the number of shares to be issued will be at a 10% discount to average of the five lowest closing prices for the Corporation’s Common Stock during the 30 Trading Days prior to the applicable Mandatory Redemption Date. The option to choose between cash or stock Mandatory Redemption shall be at the Company’s sole discretion; provided, that if the Company elects to pay a Mandatory Redemption Amount in Common Stock, and if such shares of Common Stock to be so issued are not then registered with the Securities and Exchange Commission pursuant to an effective and available registration statement under the Securities Act of 1933, as amended, then the Company will bear all reasonable costs and expenses incurred by the Holder so registering such shares of Common Stock or of complying with the requirements of Rule 144 applicable to the Holder in connection with any proposed resale of such shares of Common Stock by the Holder pursuant to Rule 144, and will promptly (with 14 calendar days of receipt of notice from Holder of same) reimburse the Holder for any such costs and expenses actually incurred by the Holder, provided that the Company shall not bear the cost of more than one counsel for all the Holders if the shares are to be registered. The issuance of Common Stock under a Mandatory Redemption shall be made within two Trading Days of each Mandatory Redemption and, the Mandatory Redemption Amount in cash shall be made within five Trading Days of the Mandatory Redemption.

(b)	Optional Redemption. At any time after the Initial Redemption Date, the Corporation at its option may redeem any and all outstanding shares of Series A Preferred Stock in cash (the “Optional Redemption Amount).” The Optional Redemption Amount and price shall be the same price as the Mandatory Redemption Amount provided, however, such Optional Redemption payments shall reduce the last of the remaining mandatory payments to be made to redeem the outstanding Series A Preferred Stock. (c) Redemption Notice. The Corporation shall send written notice (a “Redemption Event Notice”) to each holder of record of Series A Preferred Stock not less than 10 days but not more than 30 days prior to the date fixed for redemption. The Redemption Event Notice shall state (i) the Redemption Date; (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) the applicable Redemption Price; (iv) the place or places where any certificates issued for Series A Preferred Stock were to be surrendered for payment at the applicable Redemption Price; and (v) any other information required by law or the applicable exchange upon which the Series A Preferred Stock may be listed or permitted for trading. If fewer than all outstanding shares of Series A Preferred Stock are to be redeemed a notice to each holder shall also specify the number of shares of Series A Preferred Stock to be redeemed from each such holder. The avoidance of doubt, holders of shares of Series A Preferred Stock shall have the right to convert all or a portion of the Series A Preferred Stock at any time following the applicable Redemption Event Notice prior to the applicable Redemption Date in accordance with the provisions of this Agreement at the address shown on the share transfer books of the Corporation.

(d)	On or after the date fixed for redemption pursuant to either Section 5(a) or Section 5(b) hereof, each Holder of shares of Series A Preferred Stock that holds a certificate must present and surrender each certificate representing his or her Series A Preferred Stock to the Corporation at the place designated in the applicable notice and thereupon the redemption price of such shares will be paid to or on the order of the person whose name appears on such certificate representing the Series A Preferred Stock as the owner thereof.

6.	Taxes. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof), transfer agent fees, issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of Series A Preferred Stock.

7.	Limitation on Beneficial Ownership. Notwithstanding anything to the contrary contained in this Certificate of Designations, the Series A Preferred Stock held by a Holder shall not be convertible by such Holder, and the Company shall not effect any conversion of any Series A Preferred Stock held by such Holder, to the extent (but only to the extent) that such Holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether the Series A Preferred Stock held by such Holder shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by such Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by such Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability of a Holder to convert Series A Preferred Stock, or of the Company to issue shares of Common Stock to such Holder, pursuant to Section 7 shall have any effect on the applicability of the provisions of Section 7 with respect to any subsequent determination of convertibility or issuance (as the case may be). For purposes of this Section 7, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. The provisions of this Section 7 shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 7 (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage. The limitations contained in this Section 7 shall apply to a successor holder of Series A Preferred Stock. For any reason at any time, upon the written or oral request of a Holder, the Company shall within one Business Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Certificate of Designations or securities issued pursuant to the other Transaction Documents. By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to such Holder sending such notice and not to any other Holder.

8.	Stock Dividends and Stock Splits. If the Corporation, at any time while any shares of Series A Preferred Stock are outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be adjusted proportionately. Any adjustment made pursuant to this Section 8 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

9.	Adjustments to Conversion Price for Diluting Issues.

(a)	For purposes of this Section, the following definitions shall apply:

(i)	“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to this Section, deemed to be issued) by the Corporation after the Original Issuance Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities:

(1)	shares of Common Stock, Options or Convertible Securities issued in an Exempt Issuance;

(2)	as to any series of preferred stock, shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on such series of preferred stock; and

(3)	shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 8.

(ii)	“Convertible Securities” shall mean any evidence of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock but excluding Options.

(iii)	“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)	If and whenever on or after the Original Issuance Date but not after two years from the Original Issuance Date, the Corporation issues or sells, or in accordance with this Section 9 is deemed to have issued or sold, Additional Shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Corporation, issued or sold or deemed to have been issued or sold) other than an Exempt Issuance, for a consideration per share (the “Base Share Price”) less than a price equal to the Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the Base Share Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and the Base Share Price under this Section 9(b)), the following shall be applicable:

(i)	If the Corporation in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section 9, the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof’ shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Corporation and the Holders of the majority of the outstanding shares of Series A Preferred Stock, which determination shall be binding on all Holders of Series A Preferred Stock. If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five Trading Days after the 10th day following such Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Holders of the majority of the outstanding shares of Series A Preferred Stock. The determination of such appraiser shall be final and binding upon all parties absent manifest error. If such appraiser’s valuation differs by less than 5% from the Corporation’s proposed valuation, the fees and expenses of such appraiser shall be borne by the dissenting Holder(s) pro rata in accordance with their respective shares of Series A Preferred Stock, and if such appraiser’s valuation differs by more than 5% from the Corporation’s proposed valuation, the fees and expenses of such appraiser shall be borne by the Corporation.

(ii)	No adjustment pursuant to this Section 9 shall be made if such adjustment would result in an increase of the Conversion Price, then in effect.

(c)	No adjustment in the Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock (i) in an Exempt Issuance, or (ii) if the Corporation receives written notice from the Holders of a majority of the then-outstanding shares of Series A Convertible Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. Any adjustment pursuant to this Section 9 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 9 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(d)	Rights Upon Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless: (i) the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 9 pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Series A Preferred Stock in exchange for such Series A Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations, including, without limitation, having a stated value and dividend rate equal to the stated value and dividend rate of the Series A Preferred Stock held by the Holders and having similar ranking to the Series A Preferred Stock, and reasonably satisfactory to the Required Holders. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein and therein. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to each Holder confirmation that there shall be issued upon conversion of the Series A Preferred Stock at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Section 5, which shall continue to be receivable thereafter)) issuable upon the conversion of the Series A Preferred Stock prior to such Fundamental Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) that each Holder would have been entitled to receive upon the happening of such Fundamental Transaction had all the Series A Preferred Stock held by each Holder been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Series A Preferred Stock contained in this Certificate of Designations), as adjusted in accordance with the provisions of this Certificate of Designations. The provisions of this Section 9 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Series A Preferred Stock. Notwithstanding anything to the contrary herein or in the Transaction Documents, the foregoing shall not apply to any Exempt Issuance as defined in the Exchange Agreement.

(e)	For so long as Series A Preferred Stock are outstanding, the Company will not amend the terms of any securities or Common Stock Equivalents or of any agreement outstanding or in effect as of the date of this Certificate of Designations pursuant to which same were or may be acquired without the consent of the Holder, if the result of such amendment would be at an effective price per share of Common Stock less than the Conversion Price in effect at the time of such amendment. The restrictions and limitations in this Section 9 are in addition to any other rights of the Holder. If, at any time while the Series A Preferred Stock are outstanding, Company or any Subsidiary, as applicable, sells or grants any Option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any Option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price in effect (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The repricing of any existing convertible note shall also be a Dilutive Issuance. Notwithstanding the foregoing, no adjustment will be made under this Section 9 in respect to any currently outstanding warrants issued by the Company that are exercised pursuant to the terms of such warrant in effect as of the issue date of the Series A Preferred Stock. For purposes of clarification, whether or not Company provides a notice of a Dilutive Issuance pursuant to this Section 9, upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of shares of Common Stock upon conversion based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion. “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. For purposes of determining the total consideration for a convertible instrument (including a right to purchase equity of the Company) issued, subject to an original issue or similar discount or which principal amount is directly or indirectly increased after issuance, the consideration will be deemed to be the actual cash amount received by the Company in consideration of the original issuance of such convertible instrument. Notwithstanding anything to the contrary herein or in the Transaction Documents, the foregoing shall not apply to any Exempt Issuance as defined in the Exchange Agreement.

10.	Authorized Shares.

(a)	Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock equal to 150% of the Conversion Rate with respect to the conversion amount of each Preferred Share as of the Initial Issuance Date assuming for purposes hereof, that all the Series A Preferred Stock issuable pursuant to the Exchange Agreement have been issued, such Series A Preferred Stock are convertible at the conversion price and without taking into account any limitations on the conversion of such Series A Preferred Stock set forth in herein). So long as any of the Series A Preferred Stock are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, as of any given date, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Series A Preferred Stock issued or issuable pursuant to the Exchange Agreement, assuming for purposes hereof, that all the Series A Preferred Stock issuable pursuant to the Exchange Agreement have been issued and without taking into account any limitations on the issuance of securities set forth herein), provided that at no time shall the number of shares of Common Stock so available be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions contained in this Certificate of Designations) (the “Required Amount”). The initial number of shares of Common Stock reserved for conversions of the Series A Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Series A Preferred Stock held by each Holder on the Initial Issuance Date or increase in the number of reserved shares (as the case may be) (the “Authorized Share Allocation”). In the event a Holder shall sell or otherwise transfer any of such Holder’s Series A Preferred Stock, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series A Preferred Stock shall be allocated to the remaining Holders of Series A Preferred Stock, pro rata based on the number of Series A Preferred Stock then held by such Holders.

(b)	Insufficient Authorized Shares. If, notwithstanding Section 10(a) and not in limitation thereof, at any time while any of the Series A Preferred Stock remain outstanding the Company does not have a sufficient number of authorized and unissued shares of Common Stock to satisfy its obligation to have available for issuance upon conversion of the Series A Preferred Stock at least a number of shares of Common Stock and Warrant Shares equal to the Required Amount (an “Authorized Share Failure”), then the Company shall immediately take all reasonable action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve and have available the Required Amount for all of the Series A Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement to the extent required and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board to recommend to the stockholders of the Company that they approve such proposal. Nothing contained in this Section 10 shall limit any obligations of the Company under any provision of the Exchange Agreement.

11.	Voting Rights. Holders of the Series A Preferred Stock shall have no voting rights, except as required by law (including without limitation, the NRS) and as expressly provided in this Certificate of Designations. Subject to Section 11, to the extent that under the NRS holders of the Series A Preferred Stock are entitled to vote on a matter with holders of shares of Common Stock, voting together as one class, each Preferred Share shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in Section 7 hereof) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the Conversion Price is calculated. Holders of the Series A Preferred Stock shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled by vote, which notice would be provided pursuant to the Company’s bylaws and the NRS.

12.	Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of junior stock, an amount per Preferred Share equal to the amount per share such Holder would receive if such Holder converted such Series A Preferred Stock into Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of parity stock, then each Holder and each holder of parity stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of parity stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Series A Preferred Stock and all holders of shares of parity stock. To the extent necessary, the Company shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 12. All the preferential amounts to be paid to the Holders under this Section 12 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of junior stock in connection with a Liquidation Event as to which this Section 12 applies.

13.	Vote to Change the Terms of or Issue Series A Preferred Stock. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Certificate of Incorporation or bylaws, or file any certificate of designations or certificate of amendment, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series A Preferred Stock, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; or (b) without limiting any provisions of Section 12, whether or not prohibited by the terms of the Series A Preferred Stock, circumvent a right of the Series A Preferred Stock.

14.	Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificates representing Series A Preferred Stock (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of an indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the certificate(s), the Company shall execute and deliver new certificate(s) of like tenor and date.

15.	Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit any Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required, to the extent permitted by applicable law. The Company shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Company’s compliance with the terms and conditions of this Certificate of Designations.

16.	Non-circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Series A Preferred Stock above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of Series A Preferred Stock and (iii) shall, so long as any Series A Preferred Stock are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Series A Preferred Stock then outstanding (without regard to any limitations on conversion contained herein).

17.	Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any Person as the drafter hereof.

18.	Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Trading Day during normal business hours where such notice is to be received), or the first Trading Day following such delivery (if delivered other than on a Trading Day during normal business hours w here such notice is to be received) or (b) on the second Trading Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

The addresses for such communications shall be:

(i) if to the Company, to:	Mitesco, Inc., 505 Beachland Blvd. Suite 1377, FL 32963 Attn: CEO Email: info@mitescoinc.com
with a copy by fax or email only to (which shall not constitute notice):	Joel D. Mayersohn, Esq. Dickinson Wright, PLLC 350 East Las Olas Blvd., Suite 1750 Fort Lauderdale, FL 33301 Email: JMayersohn@dickinson-wright.com
and (ii) if to the Purchasers to: (which shall not constitute notice)	Addresses and fax numbers indicated on signature pages to Exchange Agreement, with an additional copy by fax only to: Attn: Facsimile: Email:

19.	Stockholder Matters; Amendment.

(a)	Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the NRS, the Certificate of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Series A Preferred Stock may be effected by written consent of the Company’s stockholders or at a duly called meeting of the Company’s stockholders, all in accordance with the applicable rules and regulations of the NRS. This provision is intended to comply with the applicable Sections of the NRS permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(b)	Amendment. This Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the NRS, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the NRS and the Certificate of Incorporation.

20.	Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a)	“1934 Act” means the Securities Exchange Act of 1934, as amended.

(b)	“Bloomberg” means Bloomberg, L.P.

(c)	“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(d)	“Closing Sale Price” means, for any security as of any date, the last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price (as the case may be) then the last trade price of such security prior to 4:00:00 p.m., New York, New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Pink Market operated by OTC Markets Group Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the applicable Holder. If the Company and such Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in the Purchase Agreement. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(e)	“Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(f)	“Eligible Market” means The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market or the Principal Market.

(g)	“Equity Conditions” means, during the period in question, (i) the Common Stock is trading on a Eligible Market and all of the shares of Common Stock issued or issuable are listed or quoted for trading on such Eligible Market (and the Corporation believes, in good faith, that trading of the Common Stock on an Eligible Market will continue uninterrupted for the foreseeable future) pursuant to an effective registration statement under the Securities Act of 1933, as amended, (ii) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the shares of Common Stock then issuable pursuant to the Certificate of Designation, (iii) the applicable Holder is not in possession of any information provided by the Corporation, any of its Subsidiaries, or any of their officers, directors, employees, agents or affiliates, that constitutes, or may constitute, material non-public information, (iv) the Corporation shall have met all of its obligations under this Certificate of Designation, the Exchange Agreement and any other agreement entered into with the applicable Holder, and (v) the Company is current in its filings with the Securities and Exchange Commission.

(h)	“Exempt Issuance” means (i) any conventional bank loans that are not convertible into common stock or common stock equivalents and do not involve any issuance of any common stock or common stock equivalents or other security of the Company in connection therewith; (ii) common stock or options issued to employees, officers or directors of the Company pursuant to the Company’s equity incentive plans or pursuant to the compensation agreements authorized by the Board of Directors; (iii) securities issued upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into common stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share splits or combinations) or to extend the term of such securities; and (iv) securities issued pursuant to acquisitions or strategic transactions (whether by merger, consolidation, purchase of equity, purchase of assets, reorganization or otherwise business of the Company and shall provide to the Company additional benefits , but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(i)	“Fundamental Transaction” shall in no event include any [Exempt Issuance] as defined in the Exchange Agreement and otherwise means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (A) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (B) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (C) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (D) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (E) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Company.

(j)	“Initial Issuance Date” means the date Series A Preferred Stock is first issued pursuant to the Exchange Agreement.

(k)	“Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries, taken as a whole.

(l)	“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(m)	“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(n)	“Principal Market” means the OTC Bulletin Board, the OTCPink, OTCQB, or the OTCQX (or any successor of the foregoing).

(o)	“Exchange Agreement” means that certain Exchange Agreement by and among the Company and the Purchaser with respect to the Series A Preferred Stock.

(p)	“Required Holders” means holder of at least 50% of the outstanding Series A Preferred Stock.

(q)	“Subsidiary” means any Person in which the Company, directly or indirectly, (i) owns a majority of the outstanding capital stock or holds a majority of equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person.

(r)	“Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(s)	“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Required Holders.

(t)	“Transaction Documents” means this Certificate of Designations, the Exchange Agreement, and each of the other agreements and instruments entered into or delivered by the Company or any of the Holders in connection with the transactions contemplated thereby, all as may be amended from time to time in accordance with the terms hereof or thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations of Series A Amortizing Convertible Series A Preferred Stock of Mitesco, Inc. to be signed by its Chief Executive Officer on this 29th Day of October, 2024.

MITESCO, INC.

/s/ Mack Leath
Name:	Mack Leath
Title:	Chief Executive Officer

EXHIBIT I

MITESCO, INC.
CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series A Convertible Series A Amortizing Convertible Preferred Stock of Mitesco, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Series A Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), of Mitesco, Inc., a Nevada corporation (the “Company”), indicated below into shares of common stock, $0.01 value per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Number of Series A Preferred Stock to be converted:

Share certificate no(s). of Series A Preferred Stock to be converted:

Tax ID Number (If applicable):

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock into which the Series A Preferred Stock are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Exhibit I-1

Facsimile Number:

Holder:

By:

Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

Exhibit I-2

EXHIBIT II

ACKNOWLEDGEMENT

The Company hereby acknowledges this Conversion Notice and hereby directs __________ to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated __________, 20____ from the Company and acknowledged and agreed to by _____________.

MITESCO, INC.

By:
Name:
Title:

Exhibit II-1

Exhibit B

Risk Factors

We are in the initial stages of our present business plan and have a limited historical performance for you to base an investment decision upon, and we may never become profitable.

We have a new business plan and no operating history upon which an evaluation of our prospects and future performance can be made. Our planned operations are subject to all business risks associated with new companies. The likelihood of our success must be considered considering the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the establishment of a new business, operation in a competitive industry. There is a possibility that we could sustain losses in the future. There can be no assurances that we will ever operate profitably. If we are not successful in implementing our strategy as anticipated, continue to incur losses, and fail to raise additional capital, we may need to consider alternative options and in an extreme scenario, shut down operations.

The Exchange Price may not accurately reflect the value of your investment.

The Exchange Price of your Preferred Stock and the Conversion Price under the Certificate of Designation is derived, in substantial part, from a good faith estimate of the future value of Common Stock of the Company, which may never appreciate at our predicted levels, or worse, may plummet compared to the current stock price. The Conversion Price may not accurately reflect the value of our Common Stock and may not be realized upon any subsequent disposition of the same.

Liquidity risks associated with our Common Stock.

Preferred Stock will remain restricted until such time that the shares are converted to Common Stock and are registered for resale by the Company or an exemption becomes available. The capital markets are complex, movements in share price can be erratic, particularly for small cap securities with low trading volume. There can be no assurance that (1) an active trading market will be developed or sustained, (2) the liquidity of such market will increase, (3) the undersigned will be able sell his, her, or its shares of Preferred Stock, or (4) the price that the Shareholder may obtain for his, her, or its Common Stock (upon conversion or redemption into Common Stock) will be equal to our greater than the Conversion Price or the Mandatory Redemption Amount as defined in the Certificate of Designation. Further, there is no assurance that the Company will effect a financing event or any public listing of its securities.

Investment in Preferred Stock is risky.

Preferred Stock involves a high degree of risk in that (i) it does not have a market and is not currently traded; (ii) the Conversion Price defined in the Certificate of Designation may not be the fair market value of the Company; (iii) it may not get redeemed in cash as contemplated in the Certificate of Designation; (iv) an investment in the Company is highly speculative and only meant for investors who can afford the loss of their entire investment; (v) an investor may not be able to liquidate his, her or its investment in the Preferred Stock until they are converted to Common Stock and the Common Stock is registered for sale or an exemption from registration available; (vi) an investor could sustain the loss of his, her or its entire investment; and (vii) the Company is and will be subject to numerous other risks and uncertainties, including without limitation, significant and material risks relating to the Company’s business and operations, and the industries, markets and geographic regions in which the Company competes, as well as risks associated with the Preferred Stock, all as more fully set forth in the annual report on Form 10-K filed with the SEC.

Exhibit II-2

We will need additional capital to implement and fund our operations.

The extent of our capital needs will depend on numerous factors, including (i) the availability and terms of any financing available to us; (ii) the opening of new data centers and acquisition of new resources, including human capital; (iii) the level of our investment in research and development; (iv) the amount of our capital expenditures; and (v) regulations applicable to our operations. We cannot assure you that we will be able to obtain capital in the future to meet our needs. Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing stockholders. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

There are several market risks that remain outside of our control.

The market values of securities or other assets will fluctuate, sometimes sharply and unpredictably, due to changes in general market conditions, overall economic trends or events, governmental actions or intervention, actions taken by the U.S. Federal Reserve or foreign central banks, market disruptions caused by trade disputes or other factors, political developments, investor sentiment, and other factors that may or may not be related to the issuer of the security or other asset. Economies and financial markets throughout the world are increasingly interconnected. Economic, financial or political events, trading and tariff arrangements, public health events, terrorism,

Exhibit II-3

APPENDIX C

ACCREDITED INVESTOR QUESTIONNAIRE

___________________________________________________________________________________________

To be completed by:_____________________________________ (Investor)

This Questionnaire is being distributed to __________________________ (the “Investor”) by Mitesco, Inc. (the “Issuer”), to enable the Issuer to determine whether the Investor is qualified to invest in the Series A Amortizing Convertible Preferred Stock (the “Securities”) of the Issuer.

The Issuer will rely upon the accuracy and completeness of the information provided in this Questionnaire in establishing that the issuance of the Securities is exempt from the registration requirements of the Securities Act.

ACCORDINGLY, THE INVESTOR IS OBLIGATED TO READ THIS QUESTIONNAIRE CAREFULLY AND TO ANSWER THE QUESTIONS CONTAINED HEREIN COMPLETELY AND ACCURATELY.

ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. However, the Investor understands and agrees that the Issuer may present, upon giving prior notice to the Investor, this Questionnaire to such parties as the Issuer deems appropriate if called upon to establish that the issuance of the Securities (i) is exempt from the registration requirements of the Securities Act or (ii) meets the requirements of applicable state securities laws; provided however that the Issuer need not give prior notice to the Investor of its presentation of this Questionnaire to the Issuer’s regularly employed legal, accounting and financial advisors.

The Investor understands that this Questionnaire is merely a request for information and is not an offer to sell, a solicitation of an offer to buy, or a sale of the Securities. The Investor also understands that the Investor may be required to furnish additional information.

PLEASE NOTE THE FOLLOWING INSTRUCTIONS BEFORE COMPLETING THIS INVESTOR QUESTIONNAIRE.

Unless instructed otherwise, the Investor should answer each question on the Questionnaire. If the answer to a particular question is “None” or “Not Applicable,” please so state. If the Questionnaire does not provide sufficient space to answer a question, please attach a separate schedule to your executed Questionnaire that indicates which question is being answered thereon. Persons having questions concerning any of the information requested in this Questionnaire should consult with their purchaser representative or representatives, lawyer, accountant or broker.

A copy of this questionnaire should be retained for the Investor’s files.

PART I—FOR INDIVIDUALS

1. Personal Data

Name: ______________________________

Residence Address: ____________________________ _______________________________________ _________________________

Business Address: ____________________________ _______________________________________ __________________________

State of residence, if different: ___________________

Telephone: Residence ______________________ Business ____________

Age: ______________________ Citizenship: ____________

Social Security or Taxpayer No.: ____________

Send all correspondence to: Residence ____________ Business ____________

2. Investor Status

I am an Accredited Investor (as defined in Rule 501 of Regulation D promulgated under the Securities Act) because (check all appropriate descriptions that apply):

a.	____________ I am a natural person whose individual net worth, or joint net worth with my spouse or spousal equivalent, exceeds $1,000,000. For purposes of this Section 2, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. “Total liabilities” excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Securities are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of Securities for the purpose of investing in the Securities. “Spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse. “Joint net worth” can be the aggregate net worth of a person and spouse or spousal equivalent; assets do not need to be held jointly to be included in the calculation.

b.	____________I am a natural person who had individual income exceeding $200,000 in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year. For purposes of this Section 2, “income” means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan.

c.	____________ I am a natural person who had joint income with my spouse or spousal equivalent exceeding $300,000 in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year, as defined above.

d.	____________ I am a director, executive officer or general partner of the Issuer, or a director, executive officer or general partner of a general partner of the Issuer. (For purposes of this Section 2, “executive officer” means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Issuer.)

e.	____________ I am a natural person who holds, in good standing, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

PART II—PURCHASERS WHO ARE NOT INDIVIDUALS

1. General Information

Name of Entity: __________________________________

Address of Principal Office: ____________________________ _______________________________________ _________________________

Type of Organization: _______________________________

Date and State of Organization: _________________________________

2. Accredited Investor Status

The undersigned entity is an Accredited Investor (as defined in Rule 501 of Regulation D promulgated under the Securities Act) because it is (check all appropriate descriptions that apply):

a.	____________ A bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

b.	____________ A broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

c.	____________ An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state.

d.	____________ An investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940.

e.	____________ An insurance company, as defined in Section 2(a)(13) of the Securities Act.

f.	____________ An investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

g.	____________ A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

h.	____________ A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.

i.	____________ A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

j.	____________ An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million, or if the employee benefit plan is a self-directed plan in which investment decisions are made solely by persons that are accredited investors.

k.	____________ A private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

l.	____________ A corporation, Massachusetts or similar business trust, partnership, or limited liability company or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of $5 million.

m.	_____________ A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

n.	_____________ An entity in which all of the equity owners (whether entities themselves or natural persons) are accredited investors and meet the criteria listed in either this Section 2 or Part I, Section 2 of this Questionnaire. Please also see “Additional Questions for Certain Accredited Investors” below.

o.	_____________ An entity of a type not listed in clauses (a) through (n) above, that is not formed for the specific purpose of acquiring the Securities and owns investments in excess of $5 million. For purposes of this clause, “investments” means investments as defined in Rule 2a51-1(b) under the Investment Company Act of 1940.

p.	_____________ A family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, that (i) has assets under management in excess of $5 million; (ii) is not formed for the specific purpose of acquiring the Securities and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment.

q.	_____________ A family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements of clause (p) above and whose prospective investment in the Issuer is directed by that family office pursuant to clause (p)(iii) above.

Additional Questions for Certain Accredited Investors:

If the undersigned entity has checked (n) above, please complete the following part of this question:

(1)	List all equity owners (whether entities themselves or natural persons):

(2)	What type of entity is the undersigned entity?

(3)	Have each equity owner that is a natural person respond individually to Part I, Section 2 of this Questionnaire. Have each equity owner that is an entity respond separately to Part II, Section 2 of this Questionnaire. Please attach these additional pages to the back of this Questionnaire.

[SIGNATURE PAGE FOLLOWS]

Individual

______________________________
Name:
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APPENDIX D

RISK FACTORS

We are in the initial stages of our present business plan and have a limited historical performance for you to base an investment decision upon, and we may never become profitable.

We have a new business plan and no operating history upon which an evaluation of our prospects and future performance can be made. Our planned operations are subject to all business risks associated with new companies. The likelihood of our success must be considered considering the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the establishment of a new business, operation in a competitive industry. There is a possibility that we could sustain losses in the future. There can be no assurances that we will ever operate profitably. If we are not successful in implementing our strategy as anticipated, continue to incur losses, and fail to raise additional capital, we may need to consider alternative options and in an extreme scenario, shut down operations.

The Exchange Price may not accurately reflect the value of your investment.

The “exchange price” of your Series A Preferred Stock and the “conversion price” under the Certificate of Designation is derived, in substantial part, from a good faith estimate of the future value of common stock of the Company, which may never appreciate at our predicted levels, or worse, may plummet compared to the current stock price. The conversion price may not accurately reflect the value of our common stock and may not be realized upon any subsequent disposition of the same.

Liquidity risks associated with our Common Stock.

Series A Preferred Stock will remain restricted until such time that the shares are converted to common stock and are registered for resale by the Company or an exemption becomes available. The capital markets are complex, movements in share price can be erratic, particularly for small cap securities with low trading volume. there can be no assurance that (1) an active trading market will be developed or sustained, (2) the liquidity of such market will increase, (3) the undersigned will be able sell his, her, or its shares of preferred stock, or (4) the price that the shareholder may obtain for his, her, or its common stock (upon conversion or redemption into common stock) will be equal to our greater than the “conversion price” or the “mandatory redemption amount” as defined in the Certificate of Designation. Further, there is no assurance that the Company will effect a financing event or any public listing of its securities.

Investment in Series A Preferred Stock is risky.

Series A Preferred Stock involves a high degree of risk in that (i) it does not have a market and is not currently traded; (ii) the conversion price defined in the Certificate of Designation may not be the fair market value of the Company; (iii) it may not get redeemed in cash as contemplated in the Certificate of Designation; (iv) an investment in the Company is highly speculative and only meant for investors who can afford the loss of their entire investment; (v) an investor may not be able to liquidate his, her or its investment in the Series A Preferred Stock until they are converted to common stock and the common stock is registered for sale or an exemption from registration available; (vi) an investor could sustain the loss of his, her or its entire investment; and (vii) the Company is and will be subject to numerous other risks and uncertainties, including without limitation, significant and material risks relating to the Company’s business and operations, and the industries, markets and geographic regions in which the Company competes, as well as risks associated with the Series A Preferred Stock, all as more fully set forth in the annual report on Form 10-K filed with the SEC.

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We will need additional capital to implement and fund our operations.

The extent of our capital needs will depend on numerous factors, including (i) the availability and terms of any financing available to us; (ii) the opening of new data centers and acquisition of new resources, including human capital; (iii) the level of our investment in research and development; (iv) the amount of our capital expenditures; and (v) regulations applicable to our operations. We cannot assure you that we will be able to obtain capital in the future to meet our needs. Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing stockholders. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

There are several market risks that remain outside of our control.

The market values of securities or other assets will fluctuate, sometimes sharply and unpredictably, due to changes in general market conditions, overall economic trends or events, governmental actions or intervention, actions taken by the U.S. Federal Reserve or foreign central banks, market disruptions caused by trade disputes or other factors, political developments, investor sentiment, and other factors that may or may not be related to the issuer of the security or other asset. Economies and financial markets throughout the world are increasingly interconnected. Economic, financial or political events, trading and tariff arrangements, public health events, terrorism, natural disasters and other circumstances in one country or region could have profound impacts on global economies or markets.

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